UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2023

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.
4851 Tamiami Trail N, Suite 200
Naples, FL 34103
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The Information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, Enveric Biosciences, Inc. (the “Company”) announced budget cuts that led to an approximately 35% reduction in force (the “RIF”). Following the RIF, on May 18, 2023, the Company eliminated the positions of President and Chief Operating Officer. Accordingly, pursuant to the employment agreement between the Company and Avani Kanubaddi dated December 2, 2020 (the “Employment Agreement”), the Company terminated the employment contract of Mr. Kanubaddi without Cause (as defined in the Employment Agreement), the President and Chief Operating Officer of the Company, to be effective June 17, 2023 (the “Separation Date”). Subject to Mr. Kanubaddi’s delivery of a release of claims to the Company, in accordance with the terms of the Employment Agreement, the Company shall (i) continue to pay Mr. Kanubaddi his base salary for the twelve-month period following the Separation Date, and (ii) pay Mr. Kanubaddi his Performance Bonus (as defined in the Employment Agreement), if any, for 2023, subject to achievement of the applicable performance metrics and payable on the date such Performance Bonus would have been paid to him had he not incurred such a termination of employment. In addition, all unvested, time-based restricted stock units (“RSUs”) granted to Mr. Kanubaddi under the Company’s 2020 Long-Term Incentive Plan (the “Plan”) shall immediately become vested, and any RSUs that are subject to performance-based vesting conditions shall become vested in accordance with the terms of the applicable award agreement. The Company shall convert all vested RSUs into shares of common stock, par value $0.01 per share, of the Company on a one-for-one basis according to the Plan and the applicable award agreements and have them delivered to Mr. Kanubaddi within 60 days following the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2023	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer